UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On April 8, 2014, the Board of Directors of SLM Corporation (the “Company”) approved the distribution to the Company’s stockholders of all of the common stock of Navient Corporation (“Navient”), a wholly-owned subsidiary of the Company. The distribution is expected to occur on April 30, 2014 to the Company’s stockholders of record as of the close of business on April 22, 2014, the record date for the distribution. To effect the distribution, the Company will distribute one share of Navient common stock for every share of the Company’s common stock outstanding as of the close of business on the record date. Holders of the Company’s preferred stock will not be entitled to receive any shares of Navient common stock in the distribution.

On April 10, 2014, the Company issued a press release announcing the details of the planned distribution of the common stock of Navient. The press release, which is attached hereto as Exhibit 99.1, is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press Release, dated April 10, 2014.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: April 10, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release, dated April 10, 2014.

*	Filed herewith.